Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated September 3, 2008 on the consolidated financial statements of Star Link Software, Inc. and Subsidiary for the period ended December 31, 2007 and for the period from April 27, 2007 (inception) to December 31, 2007, included herein on the registration statement of Star Link Software, Inc. and Subsidiary on Form S-1, and to the reference to our firm under the heading “Experts” in the prospectus.

Berman & Company, P.A.
Certified Public Accountants

Boca Raton, Florida
October 2, 2008